UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 15, 2005

Doral Financial Corporation

(Exact name of registrant as specified in its charter)

Puerto Rico	0 – 17224	66 – 0312162

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1451 Franklin D. Roosevelt Avenue, San Juan, Puerto Rico,	00920 – 2717

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (787) 474 – 6700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Doral Financial Corporation
Amendment No. 1 to Current Report on Form 8-K

Explanatory Note

     Doral Financial Corporation (the “Company”) is filing this Amendment No. 1 to its Current Report on Form 8-K, dated April 15, 2005 (the “Prior Report”), to (i) add a new paragraph to Item 2.06 in order to provide the Company’s preliminary estimate of the range of the amounts of the adjustment in the value of its floating rate interest only strips (“IOs”) in connection with the restatement and to clarify that the required change is non-cash in nature, and (ii) inform that investors should not rely on management’s report on internal controls over financial reporting.

Item 2.06 Material Impairments

     The Company’s preliminary estimate is that the correction in the methodology used to calculate the fair value of its floating rate IOs will result in a decrease in the fair value of its floating rate IOs of between $400 million to $600 million as of December 31, 2004. The after tax effect of the required adjustments as of December 31, 2004 is estimated to range between $290 million to $435 million. The Company has not yet determined how such net impact will be distributed among the affected periods. The required charge to income will be a non-cash item and will not reduce the amount of the Company’s cash and cash equivalents as of December 31, 2004.

     The information included in Item 4.02 is incorporated by reference and filed herein.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

     On April 15, 2005, the Audit Committee and the Board of Directors of the Company concluded, after a review of all the pertinent facts, that the previously filed interim and audited financial statements for the periods from January 1, 2000 through December 31, 2004, should no longer be relied on and that the financial statements for some or all of the periods included therein should be restated. Additionally, the Company’s management has concluded that Management’s Report on Internal Control Over Financial Reporting set forth on page 79 of the Company’s 2004 Annual Report should be restated and should no longer be relied on. Although management has not yet completed its analysis of the impact of this situation on the Company’s internal controls over financial reporting, management has determined that the Company had a material weakness in internal control over financial reporting as of December 31, 2004 relating to the lack of effective controls over the valuation of the Company’s floating rate IOs. A material weakness is a control deficiency, or a combination of control deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected. The existence of one or more material weaknesses as of December 31, 2004 precludes management from concluding that the Company’s internal controls over financial reporting were effective as of year end. As a result, management expects that the Company will receive an adverse opinion on internal control over financial reporting from its independent registered public accounting firm.

     After consulting with various financial institutions and valuation experts, the Company determined that the valuation model used to determine the fair value of the Company’s floating rate IOs should be corrected to incorporate the forward yield curve instead of using contractual or actual 90-day LIBOR rates at the end of each reporting period. As a result, the company concluded that a substantial adjustment to the value of its floating rate IOs was required. The required adjustment cannot be taken as a charge in current period earnings but instead will have to be reflected in those periods during which the origination of floating rate IOs had a material impact on the Company’s financial statements. As part of the restatement process, the Company will also be reviewing all the assumptions and processes used to value its IOs and mortgage servicing rights and to calculate its gains on sale as well as management’s report on internal controls over financial reporting for 2004.

     The Audit Committee and the Board of Directors of the Company have discussed the decision to restate the Company’s financial statements with PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm. The Company’s management has also discussed with PricewaterhouseCoopers LLP its conclusion that management’s report on internal control over financial reporting should be restated.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 21, 2005	Doral Financial Corporation
	By:	/s/ Ricardo Melendez
	Name:	Ricardo Melendez
	Title:	Executive Vice President and Chief Financial Officer